UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Converted Organics Inc. (the "Company") held a Special Meeting of Shareholders on February 28, 2011 at the Company's corporate office in Boston, MA. At the meeting, the Company’s approved the following matters:

1. The issuance of 20% or more of the Company’s common stock related to the Notes and Series B Warrants that were issued in the Initial Closing pursuant to the Securities Purchase Agreement entered into by the Company on December 17, 2010 (the "Purchase Agreement") (30,742,374 FOR, 5,178,256 AGAINST and 307,343 ABSTENTIONS);

2. Any future adjustments of the exercise prices for both the Series A and Series C Warrants below their floor prices in accordance with the terms of such warrants that were issued pursuant to the Purchase Agreement (30,549,681 FOR, 5,298,405 AGAINST and 379,887 ABSTENTIONS);

3. The issuance of 20% or more of the Company’s common stock related to the Additional Notes and Warrants that may be issued at the Additional Closing pursuant to the Purchase Agreement (30,494,667 FOR, 5,393,079 AGAINST and 340,227 ABSTENTIONS); and

4. Any future adjustments of the exercise price of the Company's currently outstanding Class G warrants below the temporary floor price in the Class G warrants in accordance with the terms of such warrants (30,525,851 FOR, 5,330,641 AGAINST and 371,481 ABSTENTIONS).

There were no broker non-votes with respect to the vote on any of the above proposals.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

February 28, 2011	By:	Edward Gildea

Name: Edward Gildea
Title: President